Exhibit (j)

INDEPENDENT AUDITORS' CONSENT

We consent to the reference to us under the heading "Auditor" in the Statement of Additional Information of Fidelity Advisor Value Fund, which is included in Post-Effective Amendment No. 67 to the Registration Statement No. 811-4707 on Form N-1A of Fidelity Advisor Series II.

/s/Deloitte & Touche LLP
Deloitte & Touche LLP
Boston, Massachusetts
December 18, 2003